UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation)	000-26020 (Commission File No.)	43-1641533 (IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Securities

Item 3.02 - Unregistered Sales of Equity Securities

On January 26, 2005, Applied Digital Solutions, Inc. (the “Company”) and eXI Wireless Inc. (“eXI”) entered into a definitive acquisition agreement in connection with the Company’s acquisition of eXI. The acquisition, which was approved by the Supreme Court of British Columbia and by eXI’s shareholders at a special shareholders’ meeting held on March 14, 2005, was completed on March 31, 2005. The acquisition was effected through a Plan of Arrangement (the “Arrangement”) under which the Company paid CAD$1.60 for each outstanding share of eXI (a total of 10,265,178 eXI common shares were outstanding on March 31, 2005) payable in common stock of the Company based on the weighted daily average closing price of the Company’s common stock quoted for the 10 consecutive trading days that ended 3 trading days before the closing. The resulting exchange ratio was 3.0295 shares of eXI’s common stock for each share of the Company’s common stock. In addition, all existing eXI options and warrants outstanding were converted pro rata, based upon the exchange ratio, into options or warrants exercisable into shares of the Company’s common stock. The Company registered the shares underlying the options on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 1, 2005.

The following table lists the unregistered securities sold by the Company on March 31, 2005 to eXI’s shareholders under the Arrangement, as more fully described above. These securities were issued in exchange for eXI’s common shares. The Company’s common shares were issued in reliance upon the exemption available pursuant to Section 3(a)(10) of the United States Securities Act of 1933. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions and exchange at which all persons to whom the securities will be issued have the right to appear. The Company’s common shares issued under the Arrangement to persons who are affiliates of eXI or the Company may be subject to resale restrictions under United States securities laws.

Name/Entity/Nature	Date of Sale	Aggregate Value of Consideration	Number of Persons	Note	Issued For	Number of Common Shares

eXI Wireless, Inc. affiliated shareholders	March 31, 2005	$1,031,204	10	1	Acquisition	298,036
eXI Wireless, Inc. non-affiliated shareholders	March 31, 2005	10,692,684	729	2	Acquisition	3,090,371
Total		$11,723,888	739			3,388,407

(1)
Represents shares issued in connection with an Arrangement, as more fully described above, which transaction was exempt from registration pursuant to Section 3(a)(10) of the United States Securities Act of 1933. In addition, certificates representing the shares contained a legend that indicate that the securities evidenced by the certificate may not be transferred, pledged or otherwise disposed of without the holder obtaining an opinion of counsel satisfactory to the Company that such transfer, pledge or disposition may lawfully be made (1) without registration in compliance with the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption under Rule 145 or 144 thereof and all applicable State securities laws or (2) pursuant to an effective registration statement relating to such securities under the Securities Act and compliance with all applicable State securities laws.

(2)
Represents shares issued in connection with an Arrangement, as more fully described above, which transaction was exempt from registration pursuant to Section 3(a)(10) of the United States Securities Act of 1933.

In addition to the number of common shares listed in the table above, under the terms of the Arrangement, the Company has also assumed common stock warrants exercisable into an aggregate of 13,200 shares of the Company’s common stock. These warrants are exercisable at an exercise price of CAD$7.57 per share and expire on October 31, 2005.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release Announcing the Completion of the Acquisition of eXI Wireless, Inc. of Vancouver, British Columbia

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Digital Solutions, Inc.
(Registrant)

Date: April 6, 2005	By: /s/ Evan C. McKeown
Evan C. McKeown
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release Announcing the Completion of the Acquisition of eXI Wireless, Inc. of Vancouver, British Columbia